SCHEDULE A
                                     TO THE
                           TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                              WASATCH FUNDS, INC.
                                      AND
                        SUNSTONE INVESTOR SERVICES, LLC


                         WASATCH AGGRESSIVE EQUITY FUND
                             WASATCH MICRO-CAP FUND
                              WASATCH GROWTH FUND
                              WASATCH MID-CAP FUND
                     WASATCH-HOISINGTON U.S. TREASURY FUND
                            WASATCH WORLD WIDE FUND
                              MICRO-CAP VALUE FUND